Exhibit 3.1

Tristar Acquisition I Corp.

(Company)

Extract minutes of the extraordinary meeting of the Company held on 18 July 2023 at 4 p.m. eastern time by way of a virtual meeting

1.	Chairperson

1.1	William Malcolm Mounger, II as chairman of the Company, presided over the meeting in accordance with article 19.5 of the articles of association of the Company (Articles).

2.	Constitution

The chairman noted that, in accordance with Articles 19.1 and 19.2 of the Company’s Articles, a quorum was present being holders of the majority of shares in issue present in person or by proxy, and accordingly, the meeting was declared duly constituted.

3.	Notice of meeting

3.1

The chairman presented to the meeting a copy of the notice of meeting dated 5 July 2023 (the Notice) which convened the meeting, and duly signed copies of the director resolution for postponing the proposed meeting of 17 July 2023 at 10am Eastern Time (ET) contained within the Notice to 18 July 2023 at 4 pm ET.

3.2	The shareholders present unanimously agreed that the Notice should be taken as read.

4.	Voting procedure

4.1

The chairman announced that, in accordance with article 20.1 of the Articles, every member as at the record date of 5 July 2023 present in person or by proxy shall have one vote for each whole share and a corresponding vote for each fraction of a share of which they are the holder.

4.2

It was noted that the votes for and against the resolutions contained in sections 5 to 8 of these minutes are recorded in the Certificate and Report of Inspector of Election dated July 18, 2023 contained in the Appendix to these minutes. Each vote was taken by proxy and each proxy form was deposited as directed in the proxy notice no later than the time for holding the meeting.

5.	Resolution 1 – Extension Amendment (special resolution)

5.1

The chairman proposed resolution 1 as a special resolution to amend the Articles to extend period of time to complete an initial business combination from July 18, 2023 to October 18, 2023 and to allow the Company, without another shareholder vote, to elect to further extend the period of time to consummate the initial business combination on a month-to-month basis until October 18, 2024.

5.1.1	That the Company shall amend and restate its current memorandum and articles of association by amending Article 46.7 by deleting the following:

“In the event that the Company does not consummate a Business Combination within 18 months from the consummation of the IPO (or up to 21 months if such date is extended as described in the prospectus relating to the IPO), or such later time as the Members may approve in accordance with the Articles, the Company shall: (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law.”

and replacing it with the following:

“In the event that the Company does not consummate a Business Combination within 24 months from the consummation of the IPO (or up to 36 months, if such date is extended as described in the proxy statement dated July 6, 2023 and each supplement dated July 7, 2023, July 11, 2023, July 14, 2023 and July 17, 2023), or such later time as the Members may approve in accordance with the Articles, the Company shall: (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law.

Notwithstanding the foregoing or any other provisions of the Articles, in the event that the Company has not consummated a Business Combination by October 18, 2023, the Company may, without another shareholder vote, resolve by resolution of the Directors, to extend the date to consummate the Business Combination for an additional one (1) month, on a month-to-month basis, up to twelve (12) times, until October 18, 2024 ”.

5.1.2	That the Company shall amend and restate its current memorandum and articles of association by amending Article 46.8 by deleting the following:

“In the event that any amendment is made to the Articles: (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100 per cent of the Public Shares if the Company does not consummate a Business Combination within 18 months from the consummation of the IPO (or up to 21 months if such date is extended as described in the prospectus relating to the IPO), or such later time as the Members may approve in accordance with the Articles; or (b) with respect to any other provision relating to Members’ rights or pre-Business Combination activity, each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval or effectiveness of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.”

and replacing it with the following:

“In the event that any amendment is made to the Articles: (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100 per cent of the Public Shares if the Company does not consummate a Business Combination within 24 months from the consummation of the IPO (or up to 36 months if such date is extended as described in the proxy statement dated July 6, 2023 and each supplement dated July 7, 2023, July 11, 2023, July 14, 2023 and July 17, 2023), or such later time as the Members may approve in accordance with the Articles; or (b) with respect to any other provision relating to Members’ rights or pre-Business Combination activity, each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval or effectiveness of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.”

5.2	The chairman declared that the resolutions in paragraph 6.1 were duly passed as special resolutions on a show of hands.

6.	Resolution 2 – Trust Amendment Resolution

6.1

The chairman proposed resolution 2 to amend the Company’s Investment Management Trust Agreement, dated October 13, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend period of time to complete an initial business combination from July 18, 2023 to October 18, 2023 and to allow the Company, without another shareholder vote, to elect to further extend the period of time to consummate the initial business combination on a month-to-month basis until October 18, 2024.

6.2

The chairman declared that the resolution 2 was duly passed by at least sixty-five percent (65%) of the outstanding Class A Ordinary Shares and Class B Ordinary Shares holders, voting together as a single class and resolved to amend to the Trust Agreement in the form set forth in Annex B of the proxy statement contained within the Notice on a show of hands.

7.	Resolution 3 - NTA Requirement Amendment (special resolution)

7.1

The chairman proposed resolution 3 as a special resolution to amend the Articles to expand the methods that the Company may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission.

7.1.1	That the Company shall amend and restate its current memorandum and articles of association by amending Article 46.2 by deleting the following:

“Prior to the consummation of a Business Combination, the Company shall either:

(a) submit such Business Combination to its Members for approval; or

(b) provide Members with the opportunity to have their shares repurchased by means of a tender offer for a per-share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account ((net of taxes paid or payable, if any), divided by the number of then issued Public Shares, provided that the Company shall not repurchase Public Shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001 upon consummation of such Business Combination. Such obligation to repurchase shares is subject to the completion of the proposed Business Combination to which it relates.”

and replacing it with the following:

“Prior to the consummation of a Business Combination, the Company shall either:

(a) submit such Business Combination to its Members for approval; or

(b) provide Members with the opportunity to have their shares repurchased by means of a tender offer for a per-share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account (net of taxes paid or payable, if any), divided by the number of then issued Public Shares. Such obligation to repurchase shares is subject to the completion of the proposed Business Combination to which it relates.”

7.1.2	That the Company shall amend and restate its current memorandum and articles of association by amending Article 46.4 by deleting the following:

“At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by ordinary resolution, the Company shall be authorised to consummate such Business Combination, provided that the Company shall not consummate such Business Combination unless the Company has net tangible assets of at least US$5,000,001 immediately prior to, or upon such consummation of, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to, such Business Combination.”

and replacing it with the following:

“At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by ordinary resolution, the Company shall be authorised to consummate such Business Combination.”

7.1.3	That the Company shall amend and restate its current memorandum and articles of association by amending Article 46.5 by deleting the following:

“Any Member holding Public Shares who is not the Sponsor, a Founder, Officer or Director may, at least two business days’ prior to any vote on a Business Combination, elect to have their Public Shares redeemed for cash, in accordance with any applicable requirements provided for in the related proxy materials (the “IPO Redemption”), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent. of the Public Shares in the aggregate without the prior consent of the Company and provided further that any beneficial holder of Public Shares on whose behalf a redemption right is being exercised must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against (or is voting at all with respect to) such proposed Business Combination, a per-share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (such interest shall be net of taxes payable) and not previously released to the Company to pay its taxes, divided by the number of then issued Public Shares (such redemption price being referred to herein as the “Redemption Price”), but only in the event that the applicable proposed Business Combination is approved and consummated. The Company shall not redeem Public Shares that would cause the Company’s net tangible assets to be less than US$5,000,001 following such redemptions (the “Redemption Limitation”).”

and replacing it with the following:

“Any Member holding Public Shares who is not the Sponsor, a Founder, Officer or Director may, at least two business days’ prior to any vote on a Business Combination, elect to have their Public Shares redeemed for cash, in accordance with any applicable requirements provided for in the related proxy materials (the “IPO Redemption”), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent. of the Public Shares in the aggregate without the prior consent of the Company and provided further that any beneficial holder of Public Shares on whose behalf a redemption right is being exercised must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against (or is voting at all with respect to) such proposed Business Combination, a per-share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (such interest shall be net of taxes payable) and not previously released to the Company to pay its taxes, divided by the number of then issued Public Shares (such redemption price being referred to herein as the “Redemption Price”), but only in the event that the applicable proposed Business Combination is approved and consummated.”

7.1.4	That the Company shall amend and restate its current memorandum and articles of association by amending Article 46.8 by deleting in its entirety the final sentence of Article 46.8 as follows:

“The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.”

7.2	The chairman declared that the resolutions in paragraph 8.1 were duly passed as special resolutions on a show of hands.

8.	Resolution 4 - Adjournment (ordinary resolution)

8.1

The chairman proposed resolution 4 as an ordinary resolution to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Extension Amendment Proposal, the Trust Amendment Proposal and the NTA Requirement Amendment Proposal as outlined in the Notice.

8.2	The chairman declared that the resolution in paragraph 8.1 was duly passed as an ordinary resolution on a show of hands.

9.	Closure

There being no further business, the chairperson declared the meeting closed.

Signed as a correct record.

Chairperson